UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2009
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ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)
Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Manor Drive, Suite 110, Chalfont, PA 18914
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (215) 997-7710
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Blue Lake Promissory Note and Issuance of Escrow Shares

As previously disclosed in the filings of ClearPoint Business Resources, Inc. (the “Company”) with the Securities and Exchange Commission, on April 14, 2008, ClearPoint Resources, Inc., the Company’s wholly-owned subsidiary (“CPR”), issued an Amended and Restated Promissory Note (the “Blue Lake Note”) to Blue Lake Rancheria (“Blue Lake”) with a principal amount of $1,290,000.  The Company agreed to have 900,000 shares (“Escrow Shares”) of the Company’s common stock issued in the name of Blue Lake, such Escrow Shares to be held in escrow, pursuant to an escrow agreement, dated as of April 14, 2008 (the “Escrow Agreement”), as security for CPR’s due performance of its obligations under the Blue Lake Note.

CPR did not make the required payments of: (i) $50,000 in January, 2009 and (ii) $490,000, plus accrued interest of $32,743.84, in April, 2009 under the Blue Lake Note.  On May 1, 2009, the Company received a notice from Blue Lake indicating CPR’s failure to pay such amounts and demanding that the Company immediately pay a total of approximately $572,744.  Pursuant to the terms of the Blue Lake Note, CPR’s failure to make the foregoing payments when due constitutes an event of default if not cured within five business days of receipt of written notice from Blue Lake.  The Company did not cure such default on or prior to May 8, 2009.  On May 7, 2009, Blue Lake requested disbursement of the Escrow Shares and, pursuant to the Escrow Agreement, the escrow agent is obligated to deliver the Escrow Shares to Blue Lake 10 calendar days after receipt of the request for disbursement.

The Company offered and will issue the Escrow Shares to Blue Lake in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act, based upon a determination that the Escrow Shares are being issued to a sophisticated investor who could fend for itself and who had access to certain information that would otherwise be contained, or incorporated by reference, in a registration statement and there was no general solicitation.

ComVest Waiver

An event of default under the Blue Lake Note triggers a cross-default provision pursuant to the Revolving Credit and Term Loan Agreement dated June 20, 2008, as amended (the “Loan Agreement”), between the Company and ComVest Capital, LLC (“ComVest”).  In addition, a default under the Loan Agreement would trigger a cross-default provision pursuant to the Loan Modification and Restructure Agreement dated June 20, 2008 among the Company, Manufacturers and Traders Trust Company and the other parties thereto, unless the default under the Loan Agreement is waived in writing by ComVest.  On May 13, 2009, ComVest executed a waiver letter (the “Waiver”) to the Loan Agreement.  Pursuant to the Waiver, ComVest waived the cross-default provision which would have been triggered by CPR’s failure to make the payments due under the Blue Lake Note, provided that such payments due under the Blue Lake Note are paid solely in Escrow Shares.  The Waiver also includes various other provisions customary for a transaction of this nature.

The foregoing is a summary of certain material provisions of the Waiver.  This summary is not intended to be complete and is qualified in its entirety by reference to the Waiver.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosures set forth in Item 1.01 above relating to the Company’s nonpayment of amounts due under the Blue Lake Note are incorporated by reference into this Item 2.04.

Item 3.02                      Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above relating to the Company’s issuance of the Escrow Shares to Blue Lake are incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARPOINT BUSINESS RESOURCES, INC.

Dated: May 14, 2009	By:	/s/ Michael Traina
Name: Michael Traina
Title: Chief Executive Officer